Exhibit 10.45
                                TrueNorthCapital

                                                                   John H. Klein
                                                                   Chairman



                                                 October 28, 2003



Jeff O'Donnell
Chief Executive Officer
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936


Jeff,

Kindly let this letter serve to amend and restate our prior engagement letter dated August 20, 2003 and effective October 1, 2003.

The opportunity exists to build on PhotoMedex's recent progress, increase the probability of achieving this year's plan and most importantly to accelerate growth in shareholder value. In order to accelerate growth in shareholder value, we propose the following approach with a team that focuses on the opportunity for PhotoMedex.

APPROACH
TNC proposes to assist PhotoMedex by:

  1. Assisting in the development and evaluation of the strategic and financial merits of the acquisition/licensing paths discussed with you
  2. Originating potential companies which, to date, include the companies listed in the document entitled "Target Company Log and Task List" dated November 13, 2003
  3. Assisting PhotoMedex and the company's appointed legal advisors in the negotiating and due diligence for each potential transaction
  4. Assisting with originating merchant banking services to help finance M&A and licensing transactions

THE TEAM
The core team that will be responsible for this project will consist of John Klein, Aram Moezinia, Lewis Tepper, Debbie Smook and Arash Gohari. Biographical information on the core team members is available on request.


                                     Managing Directors and Professional Staff
--------------------------------- -------------------------------- -----------------------------------
              Name                             Title                       Relevant Expertise
--------------------------------- -------------------------------- -----------------------------------

         John H. Klein                       Chairman                 Financing and M&A specialist

         Aram Moezinia                   Managing Director            Financing and M&A specialist
                                           North America

                                                                   Medical   supply,   equipment  and
          Debbie Smook                    Vice President           device   specialist;   advisor  to
                                                                   life science  companies  including
                                                                   Edwards   Life   Sciences,   Bard,
                                                                   Pfizer,  Becton Dickinson,  Boston
                                                                   Scientific,  Smith and Nephew, and
                                                                   numerous venture stage companies

          Lewis Tepper                       Director                Previously with Credit Suisse
                                                                     First Boston in the Healthcare
                                                                       Investment Banking Group,
                                                                           covering specialty
                                                                     pharmaceuticals, drug delivery
                                                                    and devices. Advised, structured
                                                                    and negotiated M&A transactions
                                                                     (including business strategy),
                                                                     public and private financings.

          Arash Gohari                       Director                  Seven years of valuation,
                                                                       portfolio management, and
                                                                     financial analysis experience
                                                                    with Lehman Brothers under Chief
                                                                      Investment Strategist, Jeff
                                                                               Applegate


PRINCIPAL TERMS

In the event PhotoMedex completes an acquisition or merger (completion shall refer to the date at which the final legal transfer of ownership, as set forth in the executed definitive asset purchase, stock purchase, merger, joint venture, partnership or similar agreement associated with the transaction occurs) with a company originated by TNC, PhotoMedex will pay TNC a success fee equal to the greater of (i) $250,000 and (ii) the sum of:

  o 5% of the aggregate purchase if the aggregate consideration is equal to or greater than $5MM and less than $10MM; plus
  o  3% of the  aggregate  consideration  from  $10MM to $50MM;  plus
  o  2.5% of the  aggregate  consideration  from  $50MM  to  $100MM;  plus
  o  2% of  the  aggregate consideration from $100MM to $150MM; plus
  o  1.5% of the aggregate  consideration  in excess of $150MM

EXPENSES
Effective November 1, 2003, TNC will not require monthly reimbursement from PhotoMedex of the expenses which TNC will incur in deploying the team, resources and infrastructure required to support the successful planning and execution of this effort. Such expenses will be borne by TNC.

PhotoMedex has made a one-time payment of $20,000 for October 2003 to reimburse TNC for such expenses. This payment will not be refundable and will not be offset against any success fee, which TNC may earn.

OUT-OF-POCKET EXPENSES
We will submit out-of-ordinary expenses (together with receipts) for reimbursement by PhotoMedex (such as air travel, train, taxi, hotel, and third party research costs, etc.) at the end of each calendar month. These expenses will not be reimbursed without the express written consent of PhotoMedex. Expenses will be invoiced as incurred and will be due within five business days of submission. All expenses must be pre-approved by either Jeffrey F. O'Donnell or Dennis M. McGrath.

TERMINATION
This agreement may be cancelled with thirty days written notice.

                                      * * *

If this letter accurately amends and restates our engagement, would you please sign both copies, return one copy to me and retain one copy for your files.

Sincerely,


For and on behalf of True North Capital Ltd.
John H. Klein
Chairman
True North Capital Ltd.

Accepted for and on behalf of
PhotoMedex, Inc
147 Keystone Drive
Montgomeryville, PA 18936

Name:______________________________________________________

Title:________________________________________________________

Signature:____________________________________________________

Date:________________________________________________________